EXHIBIT 99.1

DIMON Incorporated Tel: 804 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(804) 791-6952
February 7, 2001

DIMON Reports Significantly Higher Second Quarter Results Raises 2001 Fiscal Year Earnings Guidance

Danville, VA - DIMON Incorporated (NYSE: DMN) today announced that net income for the second quarter ended December 31, 2000, was $8.7 million, or $0.20 per share, a significant improvement over last year's net income of $6.5 million or $0.15 per share. Net income for the six months ended December 31, 2000 was $6.6 million or $0.15 per share, compared to a net loss of $2.3 million, or ($0.05) per share, in the prior year.

Gross margin performance continued to improve during the current quarter, especially for tobaccos shipped from African origins. Gross margin as a percentage of sales and other operating revenues increased to 10.4% for the current quarter, compared to 9.1% in the prior year. For the six months ended December 31, 2000, gross margin was 12.7% compared to 10.0% in the prior year. A general shift to new crop sales and increased operating efficiencies contributed to the improved profitability.

Sales and other operating revenues were $512.2 million for the current quarter, compared with $551.8 million in the prior year. Sales for the six months were $711.1 million compared to $781.1 million in the prior year. A majority of the sales decline for the current quarter and year to date relates to African origins where prior year sales included substantial shipments of old crop, uncommitted inventories. Although the overall demand for leaf tobacco remains below historical levels, global trading conditions continue to improve. Trading prospects for the current year South American and African crops are encouraging. However, in a pattern similar to the prior year, the current year Brazilian crop is somewhat later than anticipated due to local weather conditions. Thus far, DIMON's operations in Zimbabwe have not been materially affected by the ongoing unrest in that country, and the somewhat smaller current year crop is reported to be progressing well and anticipated to be received without material disruption.

DIMON's balance sheet continues to reflect the strategic benefits from ongoing programs to reduce debt and working capital requirements. Global uncommitted inventories remained at near optimal levels throughout the current quarter. At December 31, 2000, total debt amounted to $646.4 million, a reduction of $121.6 million, or 15.8%, compared to December 31, 1999. Despite higher effective interest rates, significantly reduced balances outstanding allowed interest expense for the current quarter to decline by $1.0 million, or 6.1% compared to the prior year.

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DIMON Incorporated
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DIMON's results also reflect non-cash charges of $0.7 million and $2.0 million for the quarter and six months ended December 31, 2000, respectively, from the current year application of Statement of Financial Accounting Standards No. 133, " Accounting for Derivative Instruments and Hedging Activities", to interest rate swap instruments.

Brian J. Harker, President and Chief Executive Officer, stated, "Our customers' buying patterns are slowly returning to more traditional levels as the global market environment for leaf tobacco continues to strengthen. With improving conditions, combined with the substantial benefits of our strategic programs to adjust production capacity, reduce operating costs and strengthen our balance sheet, DIMON is very well positioned to continue to enhance its operating performance.

"Looking forward, we continue to expect strong improvement in DIMON's full fiscal year 2001 financial results over last year. Taking into account both improved second quarter results, as well as the later than expected Brazilian crop, including the challenge of processing and shipping the forecasted portion of that crop prior to June 30, 2001, we are pleased to again increase our earnings expectation for 2001to between $0.53 and $0.55 per share, adding $0.02 to our earlier guidance."

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Risks and uncertainties include changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for the Company's tobacco products, and the impact of regulation and litigation on the Company's customers. A further list and description of these risks, uncertainties and other factors can be found in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

DIMON Incorporated is the world's second largest dealer of leaf tobacco with operations in more than 30 countries. As the Company's business is seasonal, the results of a single quarter are not necessarily indicative of the results to be expected for the full year. For more information on DIMON, visit the Company's website at www.dimon.com.

DIMON will host an earnings conference call with analysts and institutional investors that will be broadcast live over its website at www.dimon.com at 10:00 AM Eastern Standard Time, Thursday, February 8th. To listen to the call, please go to the website at least fifteen minutes ahead of time and click on "Investor Relations" to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call .

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DIMON Incorporated Page 3
Condensed Statement of Consolidated Income
	Second Quarter				First Six Months
	December 31				December 31
(Unaudited - 000's Except Per Share Data)	2000		1999		2000		1999
__________________________________________________________________________________________________________________________________
Sales and other operating revenues ....................................	$512,172		$551,775		$711,073		$781,059
Cost of goods and services sold ........................................	458,974		501,581		621,045		702,980
__________________________________________________________________________________________________________________________________
Gross profit ................................................................	$ 53,198		$ 50,194		$ 90,028		$ 78,079
Selling, administrative and general expenses .......................	26,234		26,376		50,088		51,324
Restructuring (recovery).................................................	(367)		-		(605)		-
__________________________________________________________________________________________________________________________________
Operating income ........................................................	$ 27,331		$ 23,818		$ 40,545		$ 26,755
Interest expense ...........................................................	14,846		15,818		29,278		29,995
Current charge derivative financial instruments..................	737		-		2,002		-
Income tax expense (benefit) .........................................	2,980		1,840		2,409		(745)
Equity in net income (loss) of investee
companies, net of income taxes ....................................	(47)		327		(117)		150
__________________________________________________________________________________________________________________________________
Income (loss) before cumulative effect
of accounting change.............................................	$ 8,721		$ 6,487		$ 6,739		$ (2,345)
Cumulative effect of accounting changes, net of tax:
Reporting period of subsidiaries..................................	-		-		284		-
Derivative financial instruments..................................	-		-		(387)		-
__________________________________________________________________________________________________________________________________
Net income (loss) ........................................................	$ 8,721		$ 6,487		$ 6,636		$ (2,345)
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Basic income (loss) per share
Income (loss) before effect of cumulative
accounting changes...............................................	$.20		$.15		$.15		$(.05)
Cumulative effect of accounting changes,
net of tax............................................................	-		-		-		-
__________________________________________________________________________________________________________________________________
Net Income (loss) ..................................................	$.20		$.15		$.15		$(.05)
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Diluted income (loss) per share
Income (loss) before effect of cumulative
accounting changes.............................................	$.20		$.15		$.15		$(.05)
Cumulative effect of accounting changes, net of tax.....	-		-		-		-
__________________________________________________________________________________________________________________________________
Net Income (loss) .................................................	$.20	*	$.15	*	$.15	*	$(.05)	*
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Average number of shares outstanding:
Basic ..................................................................	44,575		44,525		44,560		44,525
Diluted ................................................................	44,682	*	44,525	*	44,616	*	44,525	*
Cash dividends per share ..............................................	$.05		$.05		$.10		$.10
===================================================================================================================
* Assumed conversion of Convertible Debentures at the beginning of the period has an antidilutive effect on earnings per share.

Note 1-Reporting Period of Subsidiaries: Effective July 1, 2000, four of the Company's European subsidiaries changed their fiscal year end from March 31 to June 30. For the quarter ended September 30, 2000, and the six months ended December 31, 2000, net income of $284 earned by the affected subsidiaries during the period between April 1, 2000 and June 30, 2000 has been recognized as a cumulative effect of accounting changes.

Note 2-Derivative Financial Instruments: Effective July 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 133 (FAS133), "Accounting for Derivative Instruments and Hedging Activities." At September 30, 2000, in accordance with the transition provisions, the Company recorded as the cumulative effect of an accounting change a $387 loss, net of applicable taxes, in the statement of operations, for the unrealized fair market value of certain interest rate swap instruments. FAS133 eliminates special hedge accounting if the interest rate swap instruments do not meet certain criteria, thus requiring the Company to recognize all changes in their fair value in its current earnings. For the quarter and six months ended December 31, 2000, the Company recognized non-cash charges of $737 and $2.0 million, respectively, from the change in the fair value of those swap instruments not qualified as hedges. As a result of fluctuations in interest rates, and volatility in market expectations, the fair market value of interest rate swap instruments can be expected to appreciate or depreciate over time. The Company plans to continue its practice of economically hedging various components of its debt portfolio. However, as a result of FAS133, such swap instruments may now create volatility in future reported earnings.

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